Exhibit 10.3

NETWORK OPERATING AGREEMENT

PREAMBLE

This Network Operating Agreement, dated as of December 27, 2007 ("Effective Date") is entered into by and between Southern Company Services, Inc., acting as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, and Mississippi Power Company ("Transmission Provider"), and Florida Public Utilities Company ("Transmission Customer" or "FPU") (Transmission Provider and Transmission Customer are referred to collectively as the "Parties" and individually as a "Party"). The Parties agree that the provisions of this Network Operating Agreement ("NOA"), the Agreement for Network Integration Transmission Service between the Transmission Provider and Transmission Customer dated as of December 27, 2007 (including the Specifications attached to such agreement) ("Service Agreement"), and Southern Companies Open Access Transmission Tariff ("Tariff'), as it may be amended from time to time, govern the Transmission Provider's provision of Network Integration Transmission Service. Unless specified herein, capitalized terms shall refer to the terms define4 in the Tariff.

1.0

Balancing Authority Requirements

(a)

The Transmission Customer shall: (i) operate as a Balancing Authority under applicable Reliability Standards and guidelines of the North American Electric Reliability Corporation ("NERC") and the SERC Reliability Corporation ("SERC"); or (ii) satisfy such Balancing Authority requirements, including all Ancillary Services requirements, by contracting with the Transmission Provider; or (iii) satisfy such Balancing Authority requirements, including all related Ancillary Services requirements (other than Scheduling, System Control and Dispatch Service and Reactive Supply and Voltage Control from Generation Sources Service), by contracting with another entity which can satisfy those requirements in a manner that is consistent with Good Utility Practice and satisfies NERC and SERC standards.

(b)

The Transmission Customer shall plan, construct, operate and maintain its electric facilities and system (if any) that will be used to serve the Transmission Customer's Network Load in accordance with: (i) Good Utility Practice, which includes (but is not limited to) all applicable standards of NERC, SERC, and the North American Energy Standards Board ("NAESB") (or their respective successor(s) in function), as they may be modified from time to time; and (ii) generally accepted practices in the region that are consistently adhered to by the Transmission Provider.

2.0

Redispatch Procedures

(a)

When necessary to maintain the reliable operation of the Transmission System, the Transmission Provider will take actions consistent with the Tariff to effectively relieve an existing or potential transmission constraint in the following order: (1) interrupt or curtail non-firm transactions; (2) redispatch generating and other resources (including purchased power); and (3) curtail firm transactions. If the Transmission Provider determines that redispatching resources to relieve an existing or potential transmission constraint is necessary to ensure the reliable operation of the Transmission System, the appropriate resources of the Transmission Provider and the Transmission Customer will be redispatched on a least-cost basis, without regard to the ownership of such resources. The Transmission Provider will apprise the Transmission Customer of its redispatch practices and procedures, as they may be modified from time to time.

(b)

Promptly upon request, except as provided in subsection (c) of this Section 2.0, the Transmission Customer will submit to the Transmission Provider verifiable cost data for its Network Resources, which data estimates the cost to the Transmission Customer of changing the generation output of each of its Network Resources. This cost data will be used, along with similar data for the Transmission Provider's resources, as the basis for least-cost redispatch. The Transmission Provider's bulk power operations personnel will treat all such cost data as confidential and in a manner consistent with the Standards of Conduct (as set forth in 18 C.F.R. Part 358, as it may be amended from time-to-time), and will not disclose to the Transmission Provider's wholesale marketing personnel such redispatch cost data for any of the Transmission Customer's Network Resources that are not under the Transmission Provider's operational control. Except as provided in Subsection (c) of this Section 2.0, if the Transmission Customer experiences changes to its costs, the Transmission Customer will submit those changes to the Transmission Provider.  The Transmission Provider will implement least-cost redispatch consistent with existing contractual obligations and current practices and procedures for its own resources. Except as provided in Subsection (c) of this Section 2.0, the Transmission Customer shall comply immediately with requests for redispatch from the Transmission Provider.

(c)

The Parties acknowledge that, so long as the Agreement for Generation Services between the Gulf Power Company ("Gulf') and Transmission Customer dated as of December 28, 2006, as may be amended from time to time ("Power Supply Agreement") is in effect, (i) information regarding cost data for resources of Gulf used to supply capacity and energy to FPU under that agreement shall be supplied to the Transmission Provider by Gulf, and (ii) the Transmission Provider shall communicate directly with Gulf regarding implementation of redispatching, when required, of generating resources of Gulf and, if any, FPU's other Network Resources that, for purposes of the Power Supply Agreement, are under the dispatch control of Gulf.

(d)

Either the Transmission Customer or the Transmission Provider may audit, at its own expense, particular redispatch events (such as the cause or necessity of the redispatch and resource availability) or decisions regarding redispatch (such as the cost or availability of generating resources) during normal business hours following reasonable notice to the other Party. Any audit of cost data will be performed by an independent agent at the requesting Party's cost. The independent agent auditing such cost data will be a firm of certified public accountants and will be required to keep all cost data confidential

(e)

To the extent redispatch charges are not accounted for under the Power Supply Agreement, this paragraph (e) shall apply. Once redispatch has been implemented as provided above, the Transmission Provider will book in a separate account the total redispatch costs incurred by the Transmission Provider, by the Transmission Customer, and other customers receiving Network Integration Transmission Service from the Transmission Provider, based on the submitted cost data. The Transmission Provider, the Transmission Customer, and other customers receiving Network Integration Transmission Service from the Transmission Provider will each bear a proportional share of the total redispatch costs based on their most recently available Load Ratio Shares. The redispatch charge or credit, as appropriate, will be reflected on the monthly bill of the Transmission Customer subsequent to the redispatch event.

3.0

Metering and Balancing Authority Data Equipment

(a)

The Transmission Customer will be responsible for the cost of the purchase, installation, operation, maintenance, repair and replacement of all metering equipment necessary for the Transmission Provider to provide Network Integration Transmission Service and, when appropriate, Ancillary Services. The maintenance and calibration of said metering equipment will be conducted in accordance with Good Utility Practices and acceptable meter accuracy standards. All metering equipment used in the provision of service under this NOA and the Service Agreement shall conform to Good Utility Practices and, to the extent practicable, to the standards and practices of the Transmission Provider. Any material deviations from the Transmission Provider's standards and practices shall be communicated to the Transmission Provider through the Network Operating Committee. The Transmission Provider and the Transmission Customer shall review the metering equipment purchased and installed after commencement of service hereunder to ensure conformance with such standards or practices.

(b)

Electric energy delivered to the Transmission Customer's Network Load by the Transmission Provider will be measured by meters installed at the applicable delivery points for such Network Load. When measurement is made at any location other than a delivery point, suitable adjustments for losses between the point of measurement and the delivery point will be agreed upon in writing between the Parties and will be applied to all measurements so made. Billing and accounting hereunder will, in all cases, reflect such adjustments for such losses. For the purpose of this NOA such adjustment for losses shall be described in Section 2 of the Specifications to the Service Agreement.

(c)

Metering equipment that measures the delivery of energy to Transmission Customer's Network Load will be tested by the Transmission Provider at least biennially. Representatives of the other Party will be afforded reasonable prior notice and an opportunity to witness such tests.

(d)

The Transmission Provider will, upon request of the Transmission Customer, make additional tests of any of its metering equipment used for determining the delivery of energy by the Transmission Provider to the Transmission Customer's Network Load. If such additional tests show that the measurements made with this metering equipment are accurate within one percent (positive or negative), the cost of making such additional tests shall be paid by the Transmission Customer.

(e)

In the event any metering equipment used in the measurement of energy fails to register or is found to be inaccurate, appropriate billing adjustments will be made based on the best information and methodology available. If testing shows that the measurements made with any metering equipment are accurate within one percent (positive or negative), there shall be no correction of billing. If testing shows that the measurements made with any metering equipment are not accurate within one percent (positive or negative), the owner of the equipment will make any necessary adjustments, repairs, or replacements as soon as practicable. Measurements previously taken will be corrected for accounting and billing purposes according to the percentage of inaccuracy so found for any known period of inaccuracy. In the absence of information regarding the duration of a meter inaccuracy, any accounting and billing adjustments to previous invoice amounts shall be limited to inaccuracies over the ninety (90) days prior to the date of such tests (unless otherwise agreed to by the Parties). This section 3.0(e) is intended to be complementary to Section 14.0(g). In the event of an inaccuracy and it is not clear whether such inaccuracy is attributable to a "billing" error or a "metering" error, such instance of inaccuracy shall be deemed to be, and shall be treated as, a "billing" error subject to all the provisions of Section 14.0(g).

(f)

The Parties agree that under normal circumstances, actual metered data will be used for billing purposes. To this end, the Transmission Provider or its designee will, as soon as practicable after the last day of each month, cause the meters at the Transmission Customer's deliver point to be read for the purpose of preparing the monthly billing.

(g)

For any Network Resources other than those described in the Power Supply Agreement, the Transmission Customer shall be responsible for (i) providing all necessary metering data to the Transmission Provider regarding said generating resource(s); and (ii) coordinating and carrying out all necessary meter installations and testing at said generating resource(s) on Transmission Customer's behalf.

(h)

In the event the Transmission Customer becomes a Balancing Authority, the Transmission Customer will be responsible for the cost of the purchase, installation, operation, maintenance, repair and replacement of all data acquisition equipment, metering equipment, protection equipment, and any other associated equipment and software, which may be required by either party for the Transmission Customer to operate as a Balancing Authority as defined by NERC. Such equipment shall conform to Good Utility Practice and the standards and practices of the Transmission Provider's Balancing Authority. Prior to its installation, the Transmission Provider and the Transmission Customer shall review the equipment and software required by this Section to ensure conformance with such standards or practices.

(i)

The selection of real time telemetry and data to be received by the Transmission Provider and the Transmission Customer shall be at the reasonable discretion of the Transmission Provider following consultation between the Transmission Customer and Transmission Provider as identified in the duties of the Network Operating Committee defined under Section 13, and as found consistent with Good Utility Practice for reliability, security, and/or monitoring of Balancing Authority operations. This telemetry includes, but is not limited to, loads, line flows, voltages, generator output, and breaker status at any of the Transmission Customer's transmission facilities.

(j)

Each Party shall be responsible for the costs of making any computer modifications or changes required to its own computer system(s) as necessary to implement this Section 3.0.

4.0

Operating Requirements

(a)

To the extent Transmission Customer acquires any generation resources or designates generation resources as Network Resources (other than the Power Supply Agreement), the Transmission Customer shall cause such generation resources to be operated, and the Transmission Provider shall operate its Transmission System, in a manner consistent with Good Utility Practice and in compliance with NERC, SERC and NAESB (or their respective successor(s) in function) requirements. The Network Operating Committee shall establish appropriate standards to ensure that the operation of the Transmission Customer's generation resources (if any) geographically located in the Transmission Provider's Balancing Authority Area do not adversely impact the Transmission Provider's Transmission System or the Transmission Provider's ability to provide quality power to other customers of the Transmission Provider.  The standards will address (but are not limited to) harmonic currents, flicker, relaying and equipment coordination, resonance due to load/capacitor switching, and voltage regulation. The Network Operating Committee shall adopt industry accepted standards where available, and shall establish procedures to: (i) verify compliance with the standards; (ii) maintain compliance; and (iii) correct failures to comply in a timely manner. The Parties agree that, so long as Gulf has dispatch control over the generation resources of Gulf and FPU under the Power Supply Agreement, such dispatching and control of those resources shall be deemed to satisfy all obligations with respect to such resources under this Section 4.0.

(b)

Insofar as practicable, the Transmission Provider and the Transmission Customer shall cause their respective systems to be protected, operated, and maintained so as to avoid or minimize the likelihood of disturbances that might impair the Network Integration Transmission Service provided by the Transmission Provider under this Agreement.

(c)

In the event the Transmission Customer becomes subject to any NERC reliability standards requiring installation of under-frequency load shedding equipment, the Transmission Customer shall, at its own expense, provide, operate, and maintain in service high-speed, digital under-frequency load shedding equipment. The Transmission Customer will install under-frequency relays to disconnect automatically an appropriate amount of load as determined by the Southern-FPU Network Operating Committee, in a manner that is consistent with that followed by the Transmission Provider. The installation of under-frequency relays to accomplish any additional load shedding above that already installed shall be completed on a schedule agreed to by the Southern-FPU Network Operating Committee. The Southern-FPU Network Operating Committee may review the amount of load that would be disconnected and make such adjustments and changes as necessary.

(d)

In the event the Transmission Customer is required by any NERC reliability standards, if the Transmission Provider modifies its load shedding program, the Transmission Customer shall, at its expense, make changes to its equipment and settings of such equipment, as required. The modifications shall be completed on a schedule agreed upon by the Network Operating Committee. An on-going testing program for the Parties' load shedding equipment will be determined by the Network Operating Committee.

5.0

Scheduling

(a)

For those resources not scheduled by Gulf pursuant to the Power Supply Agreement, the Transmission Customer shall provide to, or cause to be provided to, the Transmission Provider a power schedule to serve Transmission Customer's Network Load. Such schedules shall be appropriately tagged by the Transmission Customer so that the Transmission Provider receives prior notice of the schedule in accordance with NERC (or its successor in function) scheduling requirements and standards.

(b)

In the event the Transmission Customer block schedules power, the Transmission Customer shall provide to, or cause to be provided to, the Transmission Provider necessary information including (but not limited to) the following: start and stop times; amount of power; source of power; ramp rates; affected transmission interconnections; and other information in accordance with NERC standards. The cancellation or modification of the block schedule will be coordinated with the Transmission Provider.

6.0

Operational Information

The Parties shall provide the following data needed for the safe and reliable operation of the Transmission Provider's Transmission System and to implement the provisions of the Tariff. The Transmission Provider and the Transmission Customer will treat this information as confidential and in a manner consistent with the Federal Energy Regulatory Commission's ("FERC") Standards of Conduct (as set forth in 18 C.F.R. Part 358, as it may be amended from time-to time).

(a)

At least thirty-six (36) hours in advance of every calendar day, each Party shall provide to the other its best forecast of any planned transmission outage(s) and other outages of its facilities and other operating information that substantially impacts both the reliable operation of the Transmission Provider's Balancing Authority area and the provision of Network Integration Transmission Service to the Transmission Customer. In the event that such planned outages cannot be accommodated due to a transmission constraint on the Transmission Provider's Transmission System and cannot be rescheduled for another time, the provisions of Section 33 of the Tariff will be implemented if appropriate. The Transmission Provider and the Transmission Customer will treat any and all such information as confidential and will not disclose such information to any of their respective employees (or to any third parties) who engage in planning, directing organizing or carrying out wholesale merchant activities. For the Transmission Provider, compliance with the Federal Energy Regulatory Commission's Standards of Conduct (as set forth in 18 C.F.R. Part 358, as it may be amended from time-to-time) as they relate to the Transmission Customer's information shall be deemed compliance with this provision.

(b)

The Transmission Provider shall notify and coordinate with the Transmission Customer prior to the commencement of any work by the Transmission Provider (or by contractors or agents performing on its behalf) that may directly or indirectly have an adverse effect on the provision of Network Integration Transmission Service hereunder. In addition, the Transmission Provider shall promptly notify the Transmission Customer whenever any unscheduled or forced outages occur that would substantially impact the provision of Network Integration Transmission Service to the Transmission Customer. Prompt notice shall also be given when such unscheduled or forced outages end.

(c)

The Transmission Customer shall notify and coordinate with the Transmission Provider prior to the commencement of any work by the Transmission Customer (or by contractors or agents performing on its behalf) that may directly or indirectly have an adverse effect on the Transmission Provider's Transmission System. In addition, the Transmission Customer shall promptly notify the Transmission Provider whenever any unscheduled or forced outages occur that would affect the reliable operation of the Transmission Provider's Transmission System. Prompt notice shall also be given when such unscheduled or forced outages end.

7.0

Network Planning

In order for the Transmission Provider to plan, on an ongoing basis, to meet the Transmission Customer's requirements for Network Integration Transmission Service, the Transmission Customer shall provide, by September 1 of each year, updated information (10-year projection) for Transmission Customer's Network Load at each Delivery Point (as defined in the Service Agreement) (including real and reactive power demands) and Network Resources, as well as any other information reasonably necessary to plan for Network Integration Transmission Service. This type of information is consistent with the Transmission Provider's information requirements for planning to serve its Native Load Customers. The data will be provided in a format determined by the Network Operating Committee. The Transmission Provider will treat this information as confidential and in a manner consistent with the Standards of Conduct (codified at 18 C.F.R Part 358 as of the date of this NOA).

8.0

Character of Service

The power delivered under the Service Agreement and this NOA shall be three (3) phase alternating current at a frequency of approximately sixty (60) hertz. Such power shall be delivered at distribution, subtransmission, or bulk transmission voltages, as appropriate.

If the Transmission Provider determines, in accordance with Good Utility Practice, that the Transmission Customer's power factor is not consistent with Good Utility Practice or imposes an undue burden on the Transmission Provider's Transmission System, the Transmission Provider will notify the Transmission Customer. Upon such notice, the Network Operating Committee shall convene in order to discuss and agree upon the corrective action(s) that should be taken, including (but not limited to) installing equipment needed to maintain proper power factor. In the course of such discussions, the Network Operating Committee shall determine which party shall appropriately bear the expense of such corrective action(s), taking into account (among other things) which Party's system is necessitating such action. In the event that the Parties cannot agree on the appropriate corrective action(s) or associated cost responsibility, Transmission Provider reserves the right to install all needed equipment, the costs of which may be charged to the Transmission Customer to the extent that such charges conform to and are consistent with FERC policy.

9.0

Transfer of Power and Energy Through Other Systems

Insofar as the transmission system of the Transmission Provider and the facilities of the Transmission Customer may be directly or indirectly connected with other electric systems, it is recognized that, because of the physical and electrical characteristics of the facilities involved, power delivered under the Service Agreement and this NOA may flow through such other systems. The Parties agree to advise other electric systems as deemed appropriate of scheduled transfers and to attempt to maintain good relationships with affected third parties.

10.0

Notice

Any notice or request made to or by either Party regarding this NOA shall be made to the representative of the other Party as indicated in the Service Agreement.

11.0

Incorporation

The Tariff and the Service Agreement are incorporated herein and made a part hereof. In the event of any conflict between the Tariff and the Service Agreement or between the Tariff and this NOA, the Tariff shall control. In the event of any conflict between the Service Agreement and this NOA, this NOA shall control.

 12.0

Term

The term of this NOA shall be concurrent with the term of the Service Agreement, as may be amended from time to time.

13.0

Southern-FPU Network Operating Committee

(a)

The Transmission Customer and the Transmission Provider shall each appoint one representative and one alternate to the Southern-FPU Network Operating Committee ("Network Operating Committee").  Each Party shall notify the other Party of its appointments in writing. Such appointments may be changed at any time by similar notice.  The Network Operating Committee shall convene as necessary, but no less than once each calendar year, to carry out the duties set forth herein.  The Network Operating Committee shall convene at the request of either Party, at a time and place agreed upon by the representatives.  Each representative and alternate shall be a responsible person familiar with the day-to-day operations of his or her respective system. The Network Operating Committee shall represent the Transmission Provider and the Transmission Customer in all matters arising under this NOA that may be delegated to it by mutual agreement of the Parties.

(b)

The duties of the Network Operating Committee shall include those specifically referred to elsewhere in this NOA, including, but not limited to, the following:

(i)

Establish and maintain control and operating procedures, including those pertaining to information transfers between operations centers, consistent with the provisions of this NOA;

(ii)

Establish data requirements necessary for the Transmission Provider to provide Network Integration Transmission Service in accordance with the terms and conditions of the Tariff;

(iii)

Review the adequacy of data acquisition equipment, protective equipment, and any other equipment or software requirements, standards, and procedures;

(iv)

Coordinate any modifications to the Transmission Customer's facilities that might require changes in the Transmission Provider's real-time telemetry and data acquisition system in order for Transmission Provider to continue to provide service under the Service Agreement; (v)   Establish standards for the design, operation, and maintenance of the facilities necessary to integrate the Transmission Customer's Network Loads with the Transmission Provider's Transmission System (including, but not limited to, RTUs, communication equipment, relaying equipment and voltage/power factor measures);

(vi)

Develop, coordinate and monitor operational procedures for the implementation and application of the Transmission Provider's redispatch procedures in connection with service under the Service Agreement;

(vii)

Perform such other duties as may be conferred upon it by mutual agreement of the Parties hereto;

(viii)

Review annually and update, as appropriate, information related to the Transmission Customer's Network Load, the delivery points and voltage levels, and associated network load forecasts; and

(ix)

Review annually plans and procedures that could impact either Party's performance or obligations under this NOA or the Service Agreement.

(c)

Each Party shall cooperate to provide to the Network Operating Committee all information required in the performance of its duties. All decisions and agreements, if any, made by the Network Operating Committee shall be evidenced in writing. The Network Operating Committee shall have no power to amend or alter the provisions of this NOA, the Service Agreement, or any other contractual arrangement between the Parties.

14.0

Miscellaneous

(a)

Any waiver at any time by either Party of its rights with respect to any default of the other Party or with respect to any other matter arising in connection with the Tariff, the Service Agreement, this NOA, the Power Supply Agreement or any other arrangement between the parties shall not be considered a waiver with respect to any other default or matter, whether related to the Tariff, the Service Agreement or the NOA.

(b)

The Service Agreement and this NOA shall inure to the benefit of and be binding upon the successors and assigns of the Parties. Neither the Service Agreement nor this NOA shall be assigned by either Party without the written consent of the other Party.

(c)

Neither the Service Agreement nor this NOA shall be construed to create rights in, or to grant remedies to, or to delegate any duty, obligation, or undertaking established herein to any third party as a beneficiary to the Service Agreement or this NOA.

(d)

Nothing contained in the Service Agreement or this NOA shall restrict or limit either Party from establishing, altering, or terminating interconnection points with any entity not a party to the Service Agreement or this NOA or amending or entering into such agreements.

(e)

The applicable provisions of the Service Agreement and this NOA will continue in effect after termination to the extent necessary to provide for final billing, billing adjustments and payments, and with respect to liability and indemnification from acts or events that occurred while the Service Agreement and NOA were in effect.

(f)

Southern Company Services, Inc. represents and warrants for the term of this NOA and the Service Agreement that it has the authority to act for and bind each of Alabama Power Company, Georgia Power Company, Gulf Power Company, and Mississippi Power Company under this NOA and the Service Agreement. Further, Southern Company Services, Inc. represents and warrants that it has the authority to comply with the terms of this NOA and the Service Agreement, and to fully implement this NOA and the Service Agreement as intended by the Parties, and in a manner consistent with the terms and conditions of this NOA, the Service Agreement (including any and all attached Specifications) and the Tariff. FPU represents and warrants for the term of this NOA and the Service Agreement that it has the legal power and authority to enter into this NOA and the Service Agreement, to comply with the terms of this NOA and the Service Agreement, and to fully implement this NOA and the Service Agreement as intended by the Parties, and in a manner consistent with the terms and conditions of this NOA, the Service Agreement (including the attached Specifications) and the Tariff.

(g)

If an overcharge or undercharge in any form whatsoever shall at any time be found and the invoice therefore has been paid, the Party that has been paid the overcharge shall refund the amount of the overcharge to the other Party, and the Party that has been undercharged shall pay the amount of the undercharge to the other Party. Overcharge and undercharge balances shall be settled within twenty (20) days of receipt of an invoice showing the amount(s) due. However, no retroactive adjustment shall be made for any overcharge or undercharge unless written notice of the same is provided to the other Party within a period of twenty four (24) months from the date of the invoice in which such overcharge or undercharge was first included. This section 14.0(g) is intended to be complementary to Section 3.0(e). In the event of an inaccuracy and it is not clear whether such inaccuracy is attributable to a "billing" error or a "metering" error, such instance of inaccuracy shall be deemed to be, and shall be treated as, a "billing" error subject to all the provisions of this Section 14.0(g).

[The next page is the signature page.]

IN WITNESS WHEREOF, the Parties have caused this NOA to be executed by their respective authorized officials.

Southern Company Services, Inc.,

As Agent For

Alabama Power Company

Georgia Power Company

Gulf Power Company

Mississippi Power Company

By:

/s/ Brian Ivey

      Title:

Vice President

Date:

06/03/08

Florida Public Utilities Company,

By:

/s/ C. L. Stein

 Title: Senior Vice President and COO

Date:

05/29/08

C.L. Stein

By:

/s/ J. T. English

 Title: President and CEO

Date:

05/29/08

C.L. Stein

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